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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Power-One, Inc. on Form S-3 of our report dated February 26, 1999, appearing in the Annual Report on Form 10-K of Power-One, Inc. for the year ended December 31, 1998 and to the reference to us under the headings "Selected Consolidated Financial and Operating Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Los Angeles, California
August 2, 1999